UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2009

WEST COAST BANCORP

(Exact name of registrant as specified in its charter)

Oregon	0-10997	93-0810577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5335 Meadows Road, Suite 201, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 684-0884

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into Material Definitive Agreement

West Coast Bancorp (the “Company”) entered into a Written Agreement (the “Agreement”) with the Federal Reserve Bank of San Francisco (the “Reserve Bank”) and the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities (the “DFCS”), dated as of December 18, 2009.

Among other things, the Agreement provides that the Company:

•                  shall not declare or pay any dividends without the prior approval of the Reserve Bank, the Director of the Division of Banking Supervision and Regulation (the “Director”) of the Board of Governors of the Federal Reserve System, and the DFCS;

•                  shall not take dividends or any other form of payment representing a reduction in capital from West Coast Bank (the “Bank”), the Company’s wholly owned banking subsidiary, without the prior approval of the Reserve Bank and the DFCS;

•                  shall not (and its non-bank subsidiaries shall not) make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior approval of the Reserve Bank, the Director, and the DFCS;

•                  shall not (and any non-bank subsidiary shall not) incur, increase, or guarantee any debt without the prior approval of the Reserve Bank and the DFCS;

•                  shall not purchase or redeem any shares of its stock without the prior approval of the Reserve Bank and the DFCS;

•                  shall, within 60 days of the Agreement, submit to the Reserve Bank an acceptable updated plan to maintain sufficient capital at the Company and at the Bank (which will take into account the $134.2 million in capital injected into the Bank by the Company on October 26, 2009), and, within 10 days of the Reserve Bank approving such capital plan, adopt and promptly implement the approved plan;

•                  shall, within 30 days after the end of any quarter in which any of the consolidated organization’s or the Bank’s capital ratios (total risk-based, Tier I, or leverage) fall below the approved capital plan’s minimum ratios, notify the Reserve Bank of such shortfall and submit an acceptable capital plan detailing corrective steps for increasing ratios to or above the approved plan’s minimums;

•                  shall, within 90 days of the Agreement, submit to the Reserve Bank a statement of cash flow projection for 2010, and shall submit statements for each subsequent calendar year at least one month prior to the beginning of such year;

•                  shall comply with certain notice provisions in advance of appointing any new director or senior executive officer or changing the responsibilities of any senior executive officer such that the officer would assume a different senior executive officer position and comply with certain restrictions on indemnification and severance payments; and

•                  shall, within 30 days of the end of each quarter, submit progress reports to the Reserve Bank and DFCS detailing the form and manner of all actions taken to secure compliance with the Agreement and the results thereof along with a parent company-level balance sheet, income statement, and, as applicable, report of changes in stockholders’ equity.

This description of the Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the Agreement, attached hereto as Exhibit 10.1.

Item 9.01.      Financial Statements and Exhibits

(d)     Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
10.1

Written Agreement, dated as of December 18, 2009, by and among West Coast Bancorp, the Federal Reserve Bank of San Francisco and the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST COAST BANCORP

Date: December 21, 2009	By:	/s/ Richard R. Rasmussen
	Name:	Richard R. Rasmussen
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Written Agreement, dated as of December 18, 2009, by and among West Coast Bancorp, the Federal Reserve Bank of San Francisco and the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities